UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2003

CITY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

West Virginia	0-17733	55-0619957
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

25 Gatewater Road

Charleston, West Virginia, 25313

(Address of principal executive offices)

(304) 769-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits

99.1	Copies of slide presentation

Item 9.    Regulation FD Disclosure

Today, City Holding Company held its Annual Meeting of Shareholders in Charleston, West Virginia, during which Gerald R. Francis, Chairman, President and Chief Executive Officer delivered a presentation regarding the Company’s financial performance. Copies of the slides used in the presentation are attached as Exhibit 99.1.

This report, which is furnished under Item 9 and Item 12 of Form 8-K (“Results of Operations and Financial Condition”) in accordance with SEC Release Nos. 33-8216; 34-47583, is not to be deemed an admission as to the materiality of any information in the report that is required to be disclosed by Regulation FD.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY HOLDING COMPANY

Date: April 30, 2003

By:    /s/    Michael D. Dean

Michael D. Dean

Senior Vice President — Finance,

Chief Accounting Officer and

Duly Authorized Officer